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                                                                    EXHIBIT 11.1

DYNAMEX INC. AND SUBSIDIARIES
CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
(In Thousands except Per Share Amounts)
(Unaudited)



                                                  Three Months Ended                   Nine Months Ended
                                                       April 30,                           April 30,
                                           --------------------------------     --------------------------------
                                                1998              1997               1998              1997
                                           --------------    --------------     --------------    --------------
Net Income                                 $        1,642    $        1,168     $        3,649    $        2,130
                                           ==============    ==============     ==============    ==============

Weighted Average Common shares
   Outstanding                                      7,412             6,966              7,395             6,465

Common Share Equivalents Related to
   Options and Warrants                               217               109                195               187
                                           --------------    --------------     --------------    --------------

Common Shares and Common Share
   Equivalents                                      7,629             7,075              7,590             6,652
                                           ==============    ==============     ==============    ==============

Common Stock Price used under Treasury
   Stock Method                            $        11.89    $         7.94     $        10.31    $         9.22
                                           ==============    ==============     ==============    ==============

Net Income per Common Share:
   Basic                                   $         0.22    $         0.17     $         0.49    $         0.33
                                           ==============    ==============     ==============    ==============
   Diluted
                                           $         0.22    $         0.17     $         0.48    $         0.32
                                           ==============    ==============     ==============    ==============
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